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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of July 8, 1999, between Morningstar, Inc., an Illinois corporation (the "Company"), and SOFTBANK Corp., a Japanese corporation ("SOFTBANK").

          WHEREAS, the Company wishes to issue and sell to SOFTBANK, and SOFTBANK wishes to purchase from the Company, 2,537,500 shares (the "Shares") of Common Stock, no par value, of the Company ("Common Stock"), upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, the parties hereby agree as follows:

1.   PURCHASE AND SALE

          (a) Upon the terms and subject to the conditions of this Agreement, SOFTBANK or one or more of its affiliates will purchase, and the Company will issue and sell to SOFTBANK or such affiliates, the Shares against payment of an aggregate purchase price of $91,000,000 (the "Purchase Price") on July 21, 1999 or such other date as the parties may mutually agree (the "Closing Date").

          (b) On the Closing Date, the Company shall deliver to SOFTBANK or its affiliate a stock certificate or certificates representing the Shares issuable on the Closing Date against payment to the Company by wire transfer of the Purchase Price in immediately available funds to an account designated by the Company.

2.   REPRESENTATIONS AND COVENANTS OF THE COMPANY

The Company represents and warrants to, and covenants and agrees with, SOFTBANK as follows:

          (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has full power and authority to carry on its business as presently conducted. There is no other jurisdiction in which the failure to so qualify would have a material adverse effect on its business or operations.

          (b)    SUBSIDIARIES. The Company has no subsidiaries.

          (c) CAPITALIZATION. The Company has an authorized capital stock consisting of 100,000,000 shares of Common Stock, 10,150,000 of which are outstanding on the date of this Agreement. Except as set forth on Schedule 2(g), there are no options, warrants or commitments of any kind relating to the capital stock of the Company, including any preemptive or other rights to purchase the Shares.

          (d) SHARES. When issued and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly authorized and issued, fully paid and non-assessable.

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          (e)    INFORMATION. The Business Plan dated May 12, 1999 and other information furnished to SOFTBANK by or on behalf of the Company in connection with this Agreement, when considered together, do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, provided, however, that the Company makes no representation or warranty with respect to any estimates, forecasts, plans or projections contained in such Business Plan or otherwise furnished to SOFTBANK (including any underlying assumptions relating thereto).

          (f) FINANCIAL STATEMENTS. The (i) audited consolidated balance sheets of the Company as of December 31, 1998, and the related statements of earnings, shareholders equity and cash flows for each of the fiscal years then ended and (ii) the unaudited balance sheet of the Company as of March 31, 1999, fairly present the financial position of the Company as of such dates and the results of its operations for the periods then ended in accordance with U.S. generally accepted accounting principles applied on a consistent basis ("GAAP"), subject in the case of the interim financial statements to normal year-end adjustments and the absence of footnotes. Except as disclosed or provided for in the balance sheet as of March 31, 1999, there are no liabilities of the Company of a nature required under GAAP to be reflected on the face of balance sheet, whether accrued, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice since such date. Since December 31, 1998, there has not been any material adverse change in the financial position or the earnings or operations of the Company.

          (g) MATERIAL CONTRACTS. Schedule 2(g) contains a list of all material contracts to which the Company is a party, including executory contracts, agreements, licenses or commitments, whether written or oral, to which the Company is bound, of the type referred to below:

          (i) all notes, bonds, mortgages and other obligations for borrowed money, including guaranteed obligations;

          (ii)   all leases relating to real property;

          (iii) all agreements and commitments relating to joint ventures, partnerships and equity or debt investments;

          (iv) all licenses or other agreements relating to intellectual property referred to in Section 2(h);

          (v) all agreements or commitments relating to capital expenditures in excess of $250,000;

          (vi) all agreements or commitments for the sale of products or services, or the purchase of materials, products or services, which exceed $250,000; and

          (vii)  all agreements other than those covered by clauses (i) through
     (vi) above which involve payment or receipt of more than $250,000.

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          (h)    INTELLECTUAL PROPERTY. Schedule 2(h) contains a list of all material patents, trademarks, trade names, copyrights and licenses used by the Company in the conduct of its business. To the best of the Company's knowledge, the Company has the valid and enforceable right to use each of such patents, trademarks, trade names, copyrights and licenses (subject to the terms and conditions of any license agreements between them and the licensors thereunder) and such use in the conduct of its business does not conflict with valid rights of others.

          (i) TAX RETURNS. All federal, state, local and foreign tax returns relating to the Company that are required to be filed have been duly and timely filed, and are complete and accurate in all material respects; the Company does not have any liability with respect to any taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements; and all taxes due and payable have been paid in full within the time and in the manner prescribed by law.

          (j)    COMPLIANCE. To the best of the Company's knowledge, the Company
(i) has complied in all material respects with all federal, state, local and foreign laws, regulations and orders applicable to their business, including without limitation the U.S. Export Administration Act and regulations thereunder, and (ii) has obtained all federal, state, local and foreign governmental licenses, registrations and permits necessary for the conduct of their business, and such licenses, registrations and permits are in full force and effect.

          (k) NO CONFLICT. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder will not (i) violate or be in conflict with any provision of law, any order, rule or regulation of any court or other agency of government, or any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, agreement, lease or other instrument to which the Company is a party or by which it or any of its properties is bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties or assets.

          (l) NO CONSENTS. Assuming the accuracy of SOFTBANK's representations and warranties in Section 3(d), no consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the expiration or early termination of the applicable waiting period under the HSR Act.

          (m) LITIGATION. There is no litigation or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or its properties or business, which is likely to have a material adverse effect on the financial condition, business or operations of the Company, or which seeks to prevent the consummation of the transactions contemplated by this Agreement.

          (n) FINDERS. There is no investment banker, broker, finder, consultant or other intermediary that has been retained by, or is authorized to act on behalf of, the Company who is

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entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          (o) NO DIVIDENDS, STOCK ISSUANCE, ETC. Prior to the Closing Date, the Company shall not declare or pay any dividend or other distribution in respect of any shares of its capital stock or issue, sell or otherwise dispose of, or redeem, purchase or otherwise acquire, any of its capital stock or securities convertible into its capital stock.

3.   REPRESENTATIONS OF SOFTBANK

          SOFTBANK represents and warrants to the Company as follows:

          (a) ORGANIZATION. SOFTBANK is a corporation duly organized, validly existing and in good standing under the laws of Japan, and has full power and authority to enter into and perform this Agreement.

          (b) CONSENTS. No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of SOFTBANK is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than foreign exchange regulatory clearance by Japan's Ministry of Finance which is being obtained, except for (i) the filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the expiration or early termination of the applicable waiting period under the HSR Act.

          (c) FINDERS. There is no investment banker, broker, finder, consultant or other intermediary that has been retained by, or is authorized to act on behalf of, SOFTBANK who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          (d) INVESTMENT. SOFTBANK is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 (the "1933 Act"), and is acquiring the Shares for its own account for investment and not with a view to resale or distribution.

          (e) ACCESS TO INFORMATION. SOFTBANK has received all the information it requested from the Company in determining whether to purchase the Shares. It has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares and the business, properties, prospects and financial condition of the Company.

4.   CONDITIONS TO OBLIGATIONS OF SOFTBANK

          The obligations of SOFTBANK to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

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          (b)    All representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and the Company shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) The waiting period under the HSR Act applicable to the sale of the Shares shall have expired or been terminated.

          (d) SOFTBANK shall have received from Winston & Strawn, counsel to the Company, an opinion addressed to SOFTBANK with respect to such matters as SOFTBANK shall have reasonably requested.

          (e) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to Sullivan & Cromwell, counsel to SOFTBANK, and SOFTBANK shall have been furnished with such instruments and documents as such counsel shall have reasonably requested.

5.   CONDITION TO OBLIGATIONS OF THE COMPANY

          The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

          (b) All representations and warranties of SOFTBANK contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and SOFTBANK shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) The waiting period under the HSR Act applicable to the sale of the Shares shall have expired or been terminated.

6.   BOARD OF DIRECTORS

          For so long as it holds 1,268,750 shares of Common Stock, SOFTBANK shall be entitled to appoint one member of the Company's Board of Directors. The SOFTBANK director shall be entitled to serve as a member of all committees of the Board and have access to any information available to any other director. The Company shall reimburse all reasonable expenses incurred by the SOFTBANK director relating to attendance at Board and Board committee meeting and other activities on behalf of the Company.

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7.       TRANSFER

          (a) TRANSFER RESTRICTIONS. SOFTBANK will not make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7(a), and:

          (i) There is then in effect a registration statement under the 1933 Act hereof covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) (A) SOFTBANK shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, SOFTBANK shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the 1933 Act;

PROVIDED, HOWEVER, the conditions in clause (i) and (ii) of this Section 7(a) shall not apply to any transfer by SOFTBANK to any corporation or other entity that is controlled by, or under common control with, SOFTBANK.

          (b) LEGEND. SOFTBANK understands that the certificates evidencing the Shares may bear the following legend:

     "These securities have not been registered under the Securities Act of 1933, as amended. Except as otherwise provided in the Stock Purchase Agreement dated July 8, 1999, they may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

8.   REGISTRATION RIGHTS

          (a) DEMAND REGISTRATION. If, following the earlier of (i) June 30, 2003 or (ii) 12 months after the initial public offering (the "IPO") by the Company of shares of its Common Stock pursuant to a registration statement under the 1933 Act, the Company shall receive a written request from SOFTBANK, the Company shall, as soon as practicable, file a registration statement under the 1933 Act covering the registration of all the Shares which SOFTBANK requests to be registered; PROVIDED, HOWEVER, that the Company shall only be obligated to effect two such registrations under this Section 6(a). The Company shall not be obligated to effect any registration pursuant to this Section 6(a) within 180 days after the effective date of a previous registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 6(a) if the Company's board of directors determines that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction.

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          (b)    "PIGGY-BACK" REGISTRATION. If the Company prepares to file a registration statement under the 1933 Act in connection with the public offering of the Company's common equity securities (including any registration for other shareholders) other than the IPO or a registration relating solely to securities in an employee stock option, bonus or other compensation plan or in connection with an acquisition, merger or other business combination, the Company shall so notify SOFTBANK and SOFTBANK may have any portion of its Shares so included in such registration. Notwithstanding any other provision of this Section 8(b), if the representative of the underwriters managing such offering advises the Company in writing that the number of shares of Common Stock proposed to be sold in any such offering or sale is greater than the number of shares which the representative believes feasible to sell at that time at the price and upon the terms approved by the Company, there shall be included in such registration and underwriting (i) first, the number of securities proposed to be sold by the Company and (ii) second, the number of shares to be included in the registration and underwriting by selling stockholders on a pro-rata basis based upon the number of shares that each of such stockholders desires to register.

          (c) EXPENSES OF REGISTRATION. In connection with any registration of Shares hereunder, SOFTBANK shall be solely responsible for any underwriting discounts and commissions applicable to the Shares subject to such registration and the fees and disbursements of SOFTBANK's legal counsel The Company shall be responsible for all other expenses, including, without limitation, all registration, filing, qualification, printers and accounting expenses, and fees and disbursements of counsel for Company.

          (d) INDEMNIFICATION. With respect to any registration pursuant to this Section 8, the Company will provide customary indemnification for SOFTBANK and any underwriter of Shares sold by SOFTBANK (and any of their directors, officers and controlling persons).

          (e)    ASSIGNMENT OF REGISTRATION RIGHTS. The rights pursuant to this
Section 8 may be assigned by SOFTBANK together with any transfer of Shares, provided the transfer complies with the applicable terms of this Agreement. As used in this Section 8, the term SOFTBANK includes any such assignee.

          (f) RESTRICTION ON SALES. During the period beginning 10 days prior and ending 180 days after the effective date of a registration statement of the Company filed under the 1933 Act and relating to an underwritten offering by the Company, SOFTBANK shall not, to the extent requested by the Company and any managing underwriter of such offering, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to its affiliates or pursuant to gifts to donees who agree to be similarly bound) any Shares at any time during such period except Shares covered by such registration statement.

9.   RIGHT OF FIRST REFUSAL

          The Company will give SOFTBANK notice each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock. Within 30 days of receiving such notice, SOFTBANK may agree to purchase or obtain, at the same price and on the same terms as such offer, up to that portion of such securities

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which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by SOFTBANK bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding).

          The right of first offer in this Section 9 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors, (ii) to or after consummation of the IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or as a result of any reclassification, stock split or stock dividend, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions approved by the Board of Directors and not primarily for equity-financing purposes.

10.  RIGHT OF CO-SALE

          (a) NOTICE OF PURCHASE OFFER. Except as provided below, in the event that Joseph Mansueto (the "Founder") decides to sell, transfer or otherwise dispose of any of his shares of capital stock of the Company, as a condition to such proposed disposition, SOFTBANK shall have the right to sell any of its Shares to the proposed purchaser in such a transaction on a PRO RATA basis (determined as provided below), for the same consideration and otherwise on the same terms as the Founder.

          (b) The pro ration of the co-sale right shall be calculated in such a manner that SOFTBANK shall have the right to sell a number of Shares equal to the aggregate number of shares of Common Stock proposed to be sold multiplied by a fraction, the numerator of which is the aggregate number of Shares owned by SOFTBANK, and the denominator of which is the sum of aggregate number of shares of Common Stock owned by the Founder, SOFTBANK and any other stockholder participating in such sale (on a fully-diluted basis, assuming conversion of all Preferred Stock, if any).

          (c) The Co-Sale Right shall not apply to a disposition by the Founder to (i) an affiliate of the Founder (including any family member of the Founder or trust for the benefit of the Founder or family members), (ii) any other shareholder of the Company, or (iii) DE MINIMIS dispositions (not exceeding an aggregate of 10% of the shares held by the Founder as of the date of this Agreement), provided the transferee agrees in writing to be subject to the terms and conditions of this Agreement as if it were an original party thereto.

11.  FINANCIAL INFORMATION

          The Company shall deliver to SOFTBANK (a) within 60 days after the end of each fiscal year of the Company, year-end financial reports; (b) within 30 days after the end of each of the first three quarters of each fiscal year, quarter-end financial reports; and (c) within 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year. Additionally, the Company shall, upon reasonable notice, (a) give or cause to be given to

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SOFTBANK and its advisors, during regular business hours and in a manner so as not to disrupt the business of the Company, reasonable access to all of the properties, documents and records of the Company, and (b) provide or cause to be provided to SOFTBANK or such advisors such copies or extracts of the Company's documents and records as SOFTBANK or such advisors may reasonably request.

12.  CONFIDENTIALITY

          SOFTBANK and its affiliates will treat and hold as confidential any and all information relating to the business and affairs of the Company furnished to them pursuant to this Agreement and not generally known or available to the public (other than as a result of breach of this Agreement) and shall refrain from using any of such information except in connection with this Agreement or as compelled by judicial or administrative process or by requirement of law. SOFTBANK acknowledges that the Company would be irreparably damaged if such confidential information were disclosed to or utilized by or on behalf of persons other than SOFTBANK, the Company or their respective affiliates.

13.  MISCELLANEOUS

          (a) FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto shall pay the fees and expenses of its own counsel, accountants and other experts and all other expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other matters incident thereto.

          (b) SURVIVAL AND TERMINATION. All representations, warranties, covenants and agreements made herein shall survive for two years after the Closing Date and shall continue in full force and effect after delivery of and payment for the Shares. SOFTBANK's rights under Sections 6 and 11 will terminate upon completion of an IPO.

          (c) MODIFICATION AND WAIVER. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          (d) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding such subject matter are merged into and superseded by this Agreement.

          (e) SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (f) NOTICES. All notices, consents or other communications hereunder shall be in writing, and shall be deemed to have been duly given and delivered when delivered by hand, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when

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received via telecopy or other electronic transmission, in all cases addressed to the party for whom intended at its address set forth below:

     If to SOFTBANK:

                 SOFTBANK CORP.
                 24-1, Nihonbashi-Hakozakicho
                 Chuo-ku, Tokyo 103, Japan

                 Attention:   Yoshitaka Kitao
                              Chief Financial Officer

                 Telephone:   (813) 5642-8020
                 Facsimile:   (813) 5641-3400

          with a copy to:

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, New York 10004

                 Attention:   Stephen A. Grant, Esq.

                 Telephone:   (212) 558-3504
                 Facsimile:   (212) 558-3588

     If to the Company:

                 Morningstar, Inc.
                 225 West Wacker Drive
                 Chicago, Illinois 60606

                 Attention:   Gary L. Burge,
                              Chief Financial Officer

                 Telephone:   312-696-6000
                 Facsimile:   312-696-6012

          with a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, Illinois 60601

                 Attention:   Steven J. Gavin, Esq.

                 Telephone:   (312) 558-5979
                 Facsimile:   (312) 558-5700

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or such other address as either party shall have designated by notice in writing to the other party given in the manner provided by this Section.

          (g) PUBLICITY. Until six months following the Closing Date, SOFTBANK and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to approval by the other party, except as may be required by law.

          (h) NO IMPLIED RIGHTS. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

          (i) ASSIGNMENT; REINCORPORATION. This Agreement may be assigned by SOFTBANK to any of its wholly-owned affiliates provided such assignee agrees to be bound by the terms of this Agreement as though named as an original party hereto; and provided further that no such assignment shall release SOFTBANK from its obligations under this Agreement. The Company agrees to use commercially reasonable efforts to reincorporate as a Delaware corporation as promptly as possible subject only to the availability of the name "Morningstar, Inc. " in Delaware; provided, however, that such efforts shall not require the Company to commence any litigation or grant any material accommodation (financial or otherwise). The Company and SOFTBANK further agree that upon completion of such reincorporation all references to the company herein shall mean Morningstar, Inc. as so reincorporated.

          (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      MORNINGSTAR, INC.


                                      By:  /s/ Joe Mansueto
                                         --------------------------------


                                      SOFTBANK CORP.


                                      By:  /s/ Yoshitaka Kitao
                                         --------------------------------

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